Scientific Games Reports First Quarter 2019 Results

Revenue Growth and Improved Operations Lead to Strong Cash Flow

Social IPO Accelerates Path to Deleveraging

LAS VEGAS, May 7, 2019 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or the "Company") today reported results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights:

  First quarter revenue rose 3 percent to $837 million, up from $812 million in the year ago period, reflecting growth in our Lottery and Social businesses.
  Net loss was $24 million compared to $202 million in the prior year period, driven by higher operating income, partly attributable to a $45 million reduction in restructuring and other expenses. The prior year net loss also included a $93 million charge related to our February 2018 refinancing.
  Consolidated Adjusted EBITDA ("Consolidated AEBITDA"), a non-GAAP financial measure defined below, increased 3 percent to $328 million from $320 million in the prior year period, reflecting the revenue growth.
  Net cash provided by operating activities increased to $167 million from $30 million in the year ago period driven by the improved operating results, lower restructuring and other expenses and a $66 million favorable change in accrued interest.
  On May 7, 2019, the Company completed the initial public offering of a 17.4% minority interest in its Social gaming business, SciPlay Corporation ("SciPlay"). SciPlay is trading on The NASDAQ Global Select Market under the ticker symbol "SCPL". Scientific Games received $301 million in proceeds from the offering, which enables us to make substantial payments to reduce debt. The Company believes the offering provides SciPlay greater flexibility to pursue additional growth initiatives.

Barry Cottle, President and Chief Executive Officer of Scientific Games, said, "We are incredibly proud that we have continued to build on our momentum and are looking forward to the year ahead. We are focused on effectively operating our businesses, reducing costs and building upon the strong foundation for profitable growth that we see today. Last week, we successfully took SciPlay public as a new company, which accelerates our ability to pay down debt. All of these actions support our steadfast commitment to smartly grow our business, drive free cash flow and create meaningful value for our stakeholders."

Michael Quartieri, Chief Financial Officer of Scientific Games, added, "This quarter, we paid down $145 million in debt and completed a major refinancing that lowered our borrowing costs and extended our debt maturities. As a result of the SciPlay IPO, we expect to continue our deleveraging path and the efficient deployment of our resources to generate the returns needed to enhance our free cash flow."

SUMMARY CONSOLIDATED RESULTS

($ in millions)	Three Months Ended March 31,
	2019	2018
Revenue	$837	$812
Net loss	(24)	(202)
Net cash provided by operating activities(1)	167	30
Capital expenditures	67	88

Non-GAAP Financial Measures(2)
Consolidated AEBITDA	$328	$320
Consolidated AEBITDA margin	39%	39%
Free cash flow	$96	$(63)

Balance Sheet Measures	As of March 31, 2019	As of December 31, 2018
Cash and cash equivalents(3)	1,213	168
Principal face value of debt outstanding(4)	10,172	9,219
Available liquidity	1,619	439

(1) The 2019 and 2018 first quarters include a $66 million favorable and a $50 million unfavorable change, respectively, in accrued interest due to the February 2018 refinancing. The 2018 first quarter includes approximately $30 million of payments related to NYX transaction costs.

(2) The financial measures "Consolidated AEBITDA", "Consolidated AEBITDA margin", and  "free cash flow" are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

(3) Includes $1 billion principal balance of the 2022 Unsecured Notes that were redeemed on April 4, 2019 using the proceeds from the March 2019 issuance of 2026 Unsecured Notes, which proceeds are reflected in cash and cash equivalents as of March 31, 2019.

(4) Principal face value of outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are translated at the constant foreign exchange rate at issuance of these notes. Euro to USD exchange rates at issuance and as of March 31, 2019 were 1.24 and 1.13, respectively, resulting in a $63 million adjustment increasing the principal face value of debt outstanding presented above. Additionally, principal face value excludes $11 million in proceeds received from transactions completed in 2018 which are presented as debt.

BUSINESS SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED MARCH 31, 2019

($ in millions)	Revenue				AEBITDA				AEBITDA Margin
	2019	2018	$	%	2019	2018	$	%	2019	2018	PP Change(2)
Gaming	$422	$443	(21)	(5)%	$215	$218	(3)	(1)%	51%	49%	2
Lottery	227	202	25	12%	104	94	10	11%	46%	47%	(1)
Social(1)	118	97	21	22%	25	23	2	9%	21%	23%	(2)
Digital	70	70	—	—%	13	17	(4)	(24)%	19%	25%	(6)

PP- percentage points.

(1) As a result of the initial public offering of a minority interest in our Social gaming business and starting with the first quarter of 2019, we changed the calculation of Social business segment AEBITDA, which now reflects intercompany payments for corporate services and certain royalties paid for by our Social business segment to other segments or to Corporate. Social business segment information for the prior comparable period has been recast to reflect these changes.

(2) As calculations are made using whole dollar numbers, results may vary compared to calculations presented in this table.

Key Highlights

  Gaming operations – revenues increased slightly on a quarter sequential basis as our international operations average daily revenue per unit increased $0.59 and the installed base increased 206 units, while our U.S. and Canadian operations average daily revenues increased $0.25 and the installed based decreased by 627 units.
  Gaming machine sales – total new unit shipments in the U.S. and Canada increased to 4,801 compared to 4,667 in the prior year due to increased shipments for new openings and expansions, partly from Encore Boston Harbor. We recently launched our new Wave XL cabinet on a for sale model with three of our top internal brands. This cabinet is the successor to our highly successful Pro Wave that revolutionized the look and feel of casino floors.
  Gaming systems – revenue was flat from the prior year reflecting fewer major site installations than the prior year, which was offset by strong maintenance revenue.
  Lottery systems revenue was $35 million higher than the prior year primarily related to equipment hardware sales and new lottery contracts in Maryland and Kansas from the prior year period.
  Domestic instant product revenue was down 11% related to a change in the mix shipment volumes among our contract types
  Social gaming revenue increased 22% from the prior year, which was twice the rate of market growth according to estimates from Eilers and Krejcik. The growth was driven by increased monetization of our paying players, with ARPDAU up 14%, while our average DAU also increased to 2.7 million from 2.6 million in the prior year.
  Our Digital casino platform reliably processed nearly $9 billion in total wagers in the first quarter. In April 2019, we announced a partnership with Wynn Resorts to support their launch of both iGaming and sports in the U.S.

LIQUIDITY

($ in millions)	Three Months Ended March 31,
	2019	2018	Increase / (Decrease)
Net loss	$(24)	$(202)	$178
Non-cash adjustments included in net loss	168	302	(135)
Non-cash interest	7	6	1
Changes in deferred income taxes and other	6	1	5
Distributed earnings from equity investments	4	1	4
Changes in working capital accounts	6	(78)	84
Net cash provided by operating activities	$167	$30	$137

  Net cash provided by operating activities increased to $167 million from $30 million in the year ago period driven by the improved operating results and lower restructuring and other expenses and a $66 million favorable change in accrued interest.
  Free cash flow, a non-GAAP financial measure defined below, was $96 million compared to a cash usage of $63 million in the year ago period, due to the operating cash flow increase and lower capital expenditures.
  During the quarter ended March 31, 2019, the Company made debt repayments of $145 million, including $135 million of voluntary repayments under its revolving credit facility and $10 million in mandatory amortization of its term loans.
  On March 19, 2019, we successfully completed a private offering of $1.1 billion in aggregate principal amount of new 8.250% senior unsecured notes due 2026 and redeemed $1.0 billion of our 10.000% senior unsecured notes due 2022 in April 2019. We also used the proceeds to pay accrued and unpaid interest plus related premiums, fees and costs, and pay offering related fees and expenses. This transaction extended our maturities and lowered our interest rates.
  Capital expenditures totaled $67 million in the first quarter of 2019, compared to $88 million in the prior-year period. For 2019, we continue to expect capital expenditures will be within a range of $345-$375 million.

Earnings Conference Call

Scientific Games executive leadership will host a conference call on Tuesday, May 7, 2019, at 4:30 p.m. EST to review the Company's first quarter results. To access the call live via a listen-only webcast and presentation, please visit http://www.scientificgames.com/investors/events-presentations/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (412) 317-5420 (U.S. and International) and ask to join the Scientific Games Corporation call. A replay of the webcast will be archived in the Investors section on www.scientificgames.com.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is the world leader in offering customers a fully integrated portfolio of technology platforms, robust systems, engaging content and services. The Company is the global leader in technology-based gaming systems, digital real-money gaming and sports betting platforms, table games, table products and instant games, and a leader in products, services and content for gaming, lottery and social gaming markets. Scientific Games delivers what customers and players value most: trusted security, creative entertaining content, operating efficiencies and innovative technology. For more information, please visit www.scientificgames.com, which is updated regularly with financial and other information about the Company.

The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

COMPANY CONTACTS

Media Relations	Investor Relations
Susan Cartwright +1 702-532-7981	Michael Quartieri +1 702-532-7658
Vice President, Corporate Communications	Executive Vice President and Chief Financial Officer
susan.cartwright@scientificgames.com

All ® notices signify marks registered in the United States. © 2019 Scientific Games Corporation. All Rights Reserved.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Revenue:
Services	$459	$438
Product sales	238	224
Instant products	140	150
Total revenue	837	812

Operating Expenses:
Cost of services(1)	133	122
Cost of product sales(1)	107	105
Cost of instant products(1)	67	70
Selling, general and administrative	186	172
Research and development	49	54
Depreciation, amortization and impairments	165	188
Restructuring and other	7	52
Total operating expenses	714	763
Operating income	123	49
Other (expense) income:
Interest expense	(154)	(155)
Earnings from equity investments	6	7
Loss on debt financing transactions	—	(93)
Gain (loss) on remeasurement of debt	5	(1)
Other expense, net	—	(3)
Total other expense, net	(143)	(245)
Net loss before income taxes	(20)	(196)
Income tax expense	(4)	(6)
Net loss	$(24)	$(202)

Basic and diluted net loss per share:
Basic	$(0.26)	$(2.24)
Diluted	$(0.26)	$(2.24)

Weighted average number of shares used in per share calculations:
Basic shares	92	90
Diluted shares	92	90

(1) Excludes depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	March 31,	December 31,
	2019	2018
Assets:
Cash and cash equivalents(1)	$1,213	$168
Restricted cash	41	39
Accounts receivable, net	621	599
Notes receivable, net	104	114
Inventories	229	216
Prepaid expenses, deposits and other current assets	238	233
Total current assets	2,446	1,369

Restricted cash	12	13
Notes receivable, net	33	40
Property and equipment, net	517	547
Operating lease right-of-use assets	118	—
Goodwill	3,301	3,280
Intangible assets, net	1,745	1,809
Software, net	277	285
Equity investments	296	298
Other assets	92	77
Total assets	$8,837	$7,718

Liabilities and Stockholders' Deficit:
Current portion of long-term debt(1)	$1,046	$45
Accounts payable	200	225
Accrued liabilities	540	477
Total current liabilities	1,786	747

Deferred income taxes	109	108
Operating lease liabilities	98	—
Other long-term liabilities	330	334
Long-term debt, excluding current portion	8,937	8,992
Total stockholders' deficit	(2,423)	(2,463)
Total liabilities and stockholders' deficit	$8,837	$7,718

(1) Includes $1 billion principal balance of the 2022 Unsecured Notes that were redeemed on April 4, 2019 using the proceeds from the March 2019 issuance of 2026 Unsecured Notes, which proceeds are reflected in cash and cash equivalents as of March 31, 2019.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(24)	$(202)
Adjustments to reconcile net loss to cash provided by operating activities	179	309
Changes in working capital accounts, net of effects of acquisitions	6	(78)
Changes in deferred income taxes and other	6	1
Net cash provided by operating activities	167	30

Cash flows from investing activities:
Capital expenditures	(67)	(88)
Acquisitions of businesses and assets, net of cash acquired	—	(274)
Distributions of capital from equity investments	3	2
Net cash used in investing activities	(64)	(360)

Cash flows from financing activities:
Proceeds from long-term debt, net of payments	953	5
Repayment of assumed NYX and other acquisitions debt	—	(288)
Payments of debt issuance and deferred financing costs	(14)	(39)
Payments on license obligations	(7)	(7)
Sale of future revenue	11	—
Net redemptions of common stock under stock-based compensation plans and other	(1)	(17)
Net cash provided by (used in) financing activities	942	(346)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	2
Increase (decrease) in cash, cash equivalents and restricted cash	1,046	(674)
Cash, cash equivalents and restricted cash, beginning of period	220	834
Cash, cash equivalents and restricted cash, end of period	$1,266	$160

Supplemental cash flow information:
Cash paid for interest	$80	$161
Income taxes paid	10	7
Distributed earnings from equity investments	4	1
Supplemental non-cash transactions:
Non-cash rollover and refinancing of Term loans	—	3,275
Non-cash interest expense	7	6
NYX non-cash consideration transferred	—	93

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO CONSOLIDATED ADJUSTED EBITDA
AND SUPPLEMENTAL BUSINESS SEGMENT DATA
(Unaudited, in millions)

	Three Months Ended March 31,
	2019	2018
Reconciliation of Net Loss to Consolidated Adjusted EBITDA
Net loss	$(24)	$(202)
Restructuring and other(1)	7	52
Depreciation, amortization and impairments	165	188
Other expense, net	2	6
Interest expense	154	155
Income tax expense	4	6
Stock-based compensation	14	9
Loss on debt financing transactions	—	93
(Gain) loss on remeasurement of debt	(5)	1
EBITDA from equity investments(2)	17	19
Earnings from equity investments	(6)	(7)
Consolidated Adjusted EBITDA	$328	$320

Supplemental Business Segment Data
Business segments Adjusted EBITDA
Gaming	$215	$218
Lottery	104	94
Social(3)	25	23
Digital	13	17
Total business segments Adjusted EBITDA	357	352
Corporate and other(3)(4)	(29)	(32)
Consolidated Adjusted EBITDA	$328	$320

Reconciliation to Consolidated Adjusted EBITDA margin
Consolidated Adjusted EBITDA	$328	$320
Revenue	837	812
Consolidated Adjusted EBITDA margin	39.2%	39.4%

(1) Refer to Consolidated AEBITDA definition for description of items included in restructuring and other.
(2) The Company received $7 million and $3 million in cash distributions and return of capital payments from its equity investees for the three months ended March 31, 2019 and 2018, respectively.

(3) As a result of the initial public offering of a minority interest in our Social gaming business and starting with the first quarter of 2019, we changed the calculation of Social business segment AEBITDA, which now reflects intercompany payments for corporate services and certain royalties paid for by our Social business segment to other segments or to Corporate. Social business segment information for the prior comparable period has been recast to reflect these changes.

(4) Includes amounts not allocated to the business segments (including corporate costs) and other non-operating expenses (income).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENTS KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL FINANCIAL DATA
(Unaudited, in millions, except unit and per unit data)

	Three Months Ended
	March 31,	March 31,	December 31,
Gaming Business Segment Supplemental Financial Data:	2019	2018	2018
Revenue by line of business:
Gaming operations	$152	$161	$151
Gaming machine sales	136	145	167
Gaming systems	74	75	92
Table products	60	62	60
Total revenue	$422	$443	$470

Gaming Operations Revenue:
U.S. and Canadian:
Installed base at period end	32,958	35,336	33,585
Average daily revenue per unit	$38.46	$38.39	$38.21
International:
Installed base at period end	33,950	33,075	33,744
Average daily revenue per unit	$11.43	$12.33	$10.84

Gaming Machine Sales Revenue:
U.S. and Canadian new unit shipments	4,801	4,667	4,733
International new unit shipments	2,083	2,201	4,290
New unit shipments	6,884	6,868	9,023
Average sales price per new unit	$17,140	$17,722	$16,113

Gaming Machine Unit Sales Components:
U.S. and Canadian unit shipments:
Replacement units	3,194	3,743	4,447
Casino opening and expansion units	1,607	924	286
Total unit shipments	4,801	4,667	4,733

International unit shipments:
Replacement units	2,083	1,940	4,184
Casino opening and expansion units	—	261	106
Total unit shipments	2,083	2,201	4,290

Lottery Business Segment Supplemental Financial Data:
Instant products revenue by geography:
United States	$93	$105	$96
International	47	45	54
Instant products revenue	$140	$150	$150

Lottery systems revenue by financial statement line item:
Services	$54	$47	$60
Products	33	5	21
Lottery systems revenue	$87	$52	$81

Digital Business Segment Supplemental Financial Data:
Revenue by Line of Business;
Sports and platform	$30	$26	$33
Gaming and other	40	44	38
Total revenue	$70	$70	$71

Wagers processed through OGS (in billions)	$8.9	$8.9	$8.9

Social Business Segment Supplemental Financial Data:
Revenue by Platform:
Mobile	$97	$73	$91
Web and other	21	24	23
Total revenue	$118	$97	$114

Mobile penetration(1)	82%	75%	80%
Average MAU(2)	8.4	8.1	8.4
Average DAU(3)	2.7	2.6	2.7
ARPDAU(4)	$0.48	$0.42	$0.46

(1) Mobile penetration is defined as the percentage of B2C social gaming revenue generated from mobile platforms.

(2) MAU = Monthly Active Users is a count of visitors to our sites during a month. An individual who plays two different games or from two different devices may, in certain circumstances, be counted twice. However, we use third-party data to limit the occurrence of double counting.

(3) DAU = Daily Active Users is a count of visitors to our sites during a day. An individual who plays two different games or from two different devices may, in certain circumstances, be counted twice. However, we use third-party data to limit the occurrence of double counting.

(4) ARPDAU = Average revenue per DAU is calculated by dividing revenue for a period by the DAU for the period by the number of days for the period.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
(Unaudited, in millions, except for ratio)
CALCULATION OF NET DEBT LEVERAGE RATIO

	Twelve Months Ended	Twelve Months Ended
	March 31, 2019	March 31, 2018

Net loss	$(174)	$(343)
Restructuring and other	208	89
Depreciation, amortization and impairments	667	706
Other (income) expense, net	(11)	20
Interest expense	596	605
Income tax expense	11	4
Stock-based compensation	49	30
Loss on debt financing transactions	—	102
(Gain) loss on remeasurement of debt	(49)	1
EBITDA from equity investments	65	70
Earnings from equity investments	(24)	(25)
Consolidated Adjusted EBITDA	$1,338	$1,259

Principal face value of debt outstanding(1)(2)	$10,172	$8,989
Less: Cash and cash equivalents(2)	1,213	110
Net debt	$8,959	$8,879
Net debt leverage ratio	6.7	7.1

(1) Principal face value of outstanding 2026 Secured Euro Notes and 2026 Unsecured Euro Notes are translated at the constant foreign exchange rate at issuance of these notes. Euro to USD exchange rates at issuance and as of March 31, 2019 were 1.24 and 1.13, respectively, resulting in a $63 million adjustment increasing the principal face value of debt outstanding presented above. Additionally, principal face value excludes $11 million in proceeds received from transactions completed in 2018 which are presented as debt.

(2) Includes $1 billion principal balance of the 2022 Unsecured Notes that were redeemed on April 4, 2019 using the proceeds from the March 2019 issuance of 2026 Unsecured Notes, which proceeds are reflected in cash and cash equivalents as of March 31, 2019.

	CALCULATION OF FREE CASH FLOW
	Three Months Ended March 31,
	2019	2018

Net cash provided by operating activities(1)	$167	$30

Less: Capital expenditures	(67)	(88)
Add: Distributions of capital from equity investments	3	2
Less: Payments on license obligations	(7)	(7)
Free cash flow	$96	$(63)

(1) The 2019 and 2018 first quarters include a $66 million favorable and a $50 million unfavorable change, respectively, in accrued interest due to the February 2018 refinancing. The 2018 first quarter includes approximately $30 million of payments related to NYX transaction costs.

	RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS
	Three Months Ended March 31,
	2019	2018
EBITDA from equity investments:
Earnings from equity investments	$6	$7
Add: Income tax expense	3	2
Add: Depreciation and amortization	8	9
Add: Interest (expense) income, net and other	—	1
EBITDA from equity investments	$17	$19

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - RECAST QUARTERLY SOCIAL BUSINESS SEGMENT FINANCIAL DATA
(Unaudited, in millions)

Recast Social Business Segment Adjusted EBITDA
	Q1	Q2	Q3	Q4	FY18	Q1	Q2	Q3	Q4	FY17
Social, as reported	$26	$25	$27	$28	$106	$18	$22	$20	$22	$82
Less: Intercompany charges and other(1)	(3)	(2)	(3)	(4)	(12)	(5)	(1)	(4)	(3)	(13)
Social, recast	$23	$23	$24	$24	$94	$13	$21	$16	$19	$69

Recast Corporate and Other Adjusted EBITDA(2)
	Q1	Q2	Q3	Q4	FY18	Q1	Q2	Q3	Q4	FY17
Corporate and other, as reported(2)	$(35)	$(33)	$(38)	$(35)	$(141)	$(31)	$(32)	$(35)	$(35)	$(133)
Add: Intercompany charges and other(1)	3	2	3	4	12	5	1	4	3	13
Corporate and other, recast(2)	$(32)	$(31)	$(35)	$(31)	$(129)	$(26)	$(31)	$(31)	$(32)	$(120)

As a result of the initial public offering of a minority interest in our Social gaming business and starting with the first quarter of 2019, we changed the calculation of Social business segment AEBITDA, which now reflects intercompany payments for corporate services and certain royalties paid for by our Social business segment to other segments or to Corporate. Social business segment information for the prior comparable period has been recast in this presentation to reflect these changes.

(1) Includes corporate services, third-party royalties under intercompany IP license charges and other.
(2) Includes amounts not allocated to the business segments (including corporate costs), other non-operating expenses (income) and certain intercompany charges described in footnote 1 above.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
GAMING OPERATIONS KEY PERFORMANCE INDICATORS
(Unaudited, in millions, except Average Daily Revenue per Unit (ADRPU))

U.S. and Canadian:	Q1	Q2	Q3	Q4	FY18	Q1	Q2	Q3	Q4	FY17
Revenue	$122	$124	$125	$118	$489	$133	$134	$132	$126	$525
Ending installed base	35,336	35,170	33,530	33,585	33,585	35,974	35,957	35,680	35,190	35,190
ADRPU	$38.39	$38.75	$39.44	$38.21	$38.70	$40.67	$40.94	$40.13	$38.50	$40.06

International:
Revenue	$37	$36	$32	$34	$139	$33	$36	$37	$36	$142
Ending installed base	33,075	33,329	33,567	33,744	33,744	32,460	33,481	33,851	33,548	33,578
ADRPU	$12.33	$11.75	$10.50	$10.84	$11.34	$11.32	$11.83	$11.88	$11.56	$11.64

Effective the first quarter of 2019, we changed our gaming operations KPIs, which now reflect our U.S. and Canadian units as a stand-alone category and our International units as a stand-alone category. This change was made to align our external financial reporting with how our management team evaluates the operating performance of the business segment.

Forward-Looking Statements

In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions; slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions and declines in the replacement cycle of gaming machines; ownership changes and consolidation in the gaming industry; opposition to legalized gaming or the expansion thereof and potential restrictions on internet wagering; inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts; inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming; laws and government regulations, both foreign and domestic, including those relating to gaming, data privacy and security, including with respect to the collection, storage, use, transmission and protection of personal information and other consumer data, and environmental laws, and those laws and regulations that affect companies conducting business on the internet, including online gambling; the continuing evolution of the scope of data privacy and security regulations, and our belief that the adoption of increasingly restrictive regulations in this area is likely within the U.S. and other jurisdictions; significant opposition in some jurisdictions to interactive social gaming, including social casinos and how such opposition could lead these jurisdictions to adopt legislation or impose a regulatory framework to govern interactive social gaming or social casinos specifically, and how this could result in a prohibition on interactive social gaming or social casinos altogether, restrict our ability to advertise our games, or substantially increase our costs to comply with these regulations; legislative interpretation and enforcement, regulatory perception and regulatory risks with respect to gaming, especially internet wagering, social gaming and sports wagering; reliance on technological blocking systems; expectations of shift to regulated online gaming or sports wagering; expectations of growth in total consumer spending on social casino gaming; dependence upon key providers in our Social gaming business; inability to win, retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; protection of our intellectual property, inability to license third-party intellectual property and the intellectual property rights of others; security and integrity of our products and systems; reliance on or failures in information technology and other systems; security breaches and cyber-attacks, challenges or disruptions relating to the implementation of a new global enterprise resource planning system; failure to maintain adequate internal control over financial reporting; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; risks related to the initial public offering of a minority interest in our social gaming business, including the possibility that the anticipated benefits of the initial public offering are not realized or that we may not be able to utilize the proceeds of the initial public offering as expected; incurrence of restructuring costs; implementation of complex new accounting standards; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; changes in demand for our products; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including anti-corruption laws, fluctuations in currency rates, restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the considerable uncertainty around the U.K.'s withdrawal from the European Union ("EU") and the possibility of the British parliament's failure to approve the U.K.'s withdrawal from the EU, resulting in a "hard Brexit" or "no deal Brexit", and the potential impact to our instant lottery product concession or VLT lease arrangements resulting from the economic and political conditions in Greece; possibility that the renewal of LNS' concession to operate the Italian instant games lottery is not finalized (including as the result of a protest or any right of appeal on a court ruling on a protest); the impact of the new U.K. legislation approving the reduction of fixed-odds betting terminals maximum stakes limit; changes in tax laws or tax rulings, or the examination of our tax positions; difficulty predicting what impact, if any, the shutdown of the U.S. government or new tariffs imposed by and other trade actions taken by the U.S. and foreign jurisdictions could have on our business; dependence on key employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness; influence of certain stockholders, including decisions that may conflict with the interests of other stockholders; and stock price volatility.

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 28, 2019 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: Consolidated AEBITDA, Consolidated AEBITDA margin, free cash flow, EBITDA from equity investments, net debt and net debt leverage ratio (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses Consolidated AEBITDA to, among other things: (i) monitor and evaluate the performance of the consolidated Company's business operations; (ii) facilitate management's internal and external comparisons of the Company's consolidated historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets.

In addition, the Company's management uses Consolidated AEBITDA and Consolidated AEBITDA margin to facilitate management's external comparisons of the Company's consolidated results to the historical operating performance of other companies that may have different capital structures and debt levels.

The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments. The Company's management uses net debt and net debt leverage ratio in monitoring and evaluating the Company's overall liquidity, financial flexibility and leverage.

The Company's management believes that each of these non-GAAP financial measures are useful as they provide management and investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that Consolidated AEBITDA is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes is less indicative of the Company's ongoing underlying operating performance and are better evaluated separately. Management believes Consolidated AEBITDA margin is useful for analysts and investors as this measure allows an evaluation of the performance of our ongoing business operations and provides insight into the cash operating income margins generated from our business, from which capital investments are made and debt is serviced. Moreover, management believes EBITDA from equity investments is useful to investors because the Company's Lottery business is conducted through a number of equity investments, and this measure eliminates financial items from the equity investees' earnings that management believes has less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments. Management believes that net debt and net debt leverage ratio are useful for investors in evaluating the Company's overall liquidity.

Consolidated AEBITDA

Consolidated AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income (loss) as the most directly comparable GAAP measure, as set forth in the schedule titled "Reconciliation of Net Loss to Consolidated Adjusted EBITDA" below. Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies.

Consolidated AEBITDA is reconciled to consolidated net income (loss) and includes net loss with the following adjustments: (1) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management changes; (iii) restructuring and integration; (iv) M&A and other, which includes: (a) M&A transaction costs, (b) purchase accounting, (c) unusual items (including certain litigation), and (d) other non-cash items; and (v) cost savings initiatives; (2) depreciation and amortization expense and impairment charges (including goodwill impairment charges); (3) change in fair value of investments and remeasurement of debt; (4) interest expense; (5) income taxes expense (benefit): (6) stock-based compensation; and (7) loss (gain) on debt financing transactions. In addition to the preceding adjustments, we exclude earnings from equity method investments and add (without duplication) our pro rata share of EBITDA of our equity investments, which represents our share of earnings (whether or not distributed to us) before income tax expense, depreciation and amortization expense, and interest (income) expense, net of our joint ventures and minority investees. AEBITDA is presented exclusively as our segment measure of profit or loss.

Consolidated AEBITDA Margin

Consolidated AEBITDA margin, as used herein, represents our Consolidated AEBITDA (as defined above) for the three-month periods ended March 31, 2019 and 2018, each calculated as a percentage of revenue. Consolidated AEBITDA margin is a non-GAAP financial measure that is presented as supplemental disclosures for illustrative purposes only and is reconciled to net income (loss), the most directly comparable GAAP measure, in a schedule below.

Free Cash Flow

Free cash flow, as used herein, represents net cash (used in) provided by operating activities less total capital expenditures (which includes lottery, gaming and digital systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less additions to equity method investments plus distributions of capital from equity investments. Free cash flow is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense (inclusive of amortization of payments made to customers for LNS), interest (income) expense, net, and other non-cash and unusual items of other of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments, the most directly comparable GAAP measure, in a schedule below.

Net Debt and Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding, the most directly comparable GAAP measure, less cash and cash equivalents. Net debt leverage ratio, as used herein, represents net debt divided by Consolidated AEBITDA (as defined above) for the trailing twelve-month period.